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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY
                             (As of April 30, 2006)

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                                              State or Jurisdiction of
            Subsidiaries                   Incorporation or Organization
------------------------------------   -------------------------------------
J.M. Smucker LLC                       Ohio
Smucker Fruit Processing Company       California
The Dickinson Family, Inc.             Ohio
J.M. Smucker (Pennsylvania), Inc.      Pennsylvania
Mary Ellen's, Incorporated             Ohio
Smucker Quality Beverages, Inc.        California
Juice Creations Co.                    Ohio
Knudsen & Sons, Inc.                   Ohio
Santa Cruz Natural Incorporated        California
Rocket Juice Company                   California
Smucker Holdings, Inc.                 Ohio
Simply Smucker's, Inc.                 Ohio
Smucker Direct, Inc.                   Ohio
Smucker Latin America, Inc.            Ohio
J.M. Smucker de Mexico, S.A. de C.V.   Mexico (domesticated in Delaware)
Smucker Hong Kong Limited              Hong Kong, Peoples' Republic of China
JM Smucker (Scotland) Limited          Scotland
Smucker - IMC, Inc.                    Delaware
Fantasia Confections, Inc.             California
IMC North America, Inc.                Delaware
IMC U.S., Inc.                         Delaware
Inversiones 91060, C.A.                Venezuela
Martha White Foods, Inc.               Delaware
IMC Bakery International, Inc,         Delaware
Smucker Brands, Inc.                   Delaware
Smucker Bakery Manufacturing, Inc.     Delaware
RHM Corporation                        Nova Scotia, Canada
RHM Management Inc.                    Ontario, Canada
RHM Canada LP                          Ontario, Canada
Smucker Foods of Canada Co.            Nova Scotia, Canada
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